EXHIBIT 99.2


                    [LETTERHEAD OF SALOMON SMITH BARNEY INC.]





The Board of Directors
Olsten Corporation
175 Broad Hollow Road
Melville, New York 11747

Members of the Board:

         We hereby consent to the inclusion of our opinion letter dated August 17, 1999 as Appendix D-2 to, and to the reference thereto under the caption "THE TRANSACTIONS -- Opinion of Olsten's Financial Advisors" in, the Proxy Statement/Prospectus of Olsten Corporation ("Olsten") and Adecco SA ("Adecco") relating to the proposed merger transaction involving Olsten and Adecco, which Proxy Statement/Prospectus is part of the Registration Statement on Form F-4 of Adecco and on Form S-4 of Olsten Health Services Holding Corp. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                             By /s/ Salomon Smith Barney Inc.
                                                -----------------------------
                                                  SALOMON SMITH BARNEY INC.

New York, New York
October 6, 1999

                                                                     Schedule II


              OLSTEN HEALTH SERVICES HOLDING CORP. AND SUBSIDIARIES
                  SCHEDULE II - VALUATION & QUALIFYING ACCOUNTS


                                                  Col. B              Col. C              Col. D             Col. E

                                                Balance at           Additions                               Balance
                                                beginning        charged to costs                           at end of
                                                of period          and expenses         Deductions            period
                                                ---------          ------------         ----------            ------
Allowance for Doubtful Accounts:

For the Year Ended January 3, 1999                $19,200              $24,046           $(17,650)           $25,596

For the Year Ended December 28, 1997              $22,171              $25,884           $(28,855)           $19,200

For the Year Ended December 29, 1996              $28,517              $18,430           $(24,776)           $22,171


                                    Sch. II-1